GUSRAE, KAPLAN & BRUNO, PLLC
                         ATTORNEYS AT LAW
                         120 WALL STREET
                    NEW YORK, NEW YORK 10005
                   Telephone:  (212) 269-1400
                   Telecopier: (212) 809-5449


                                                      EXHIBIT 5.1
                                                      -----------



                                   December 15, 2003




Pacific CMA, Inc.
c/o Airgate International Corporation
153-04 Rockaway Boulevard
Jamaica, New York 11434

Attention: Board of Directors
           ------------------

      Re:  Pacific CMA, Inc. / Registration Statement on Form S-3

Gentlemen:

      We have acted as counsel to Pacific CMA, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of shares of the Company's common stock (the "Common Stock") by those certain selling shareholders named in the Registration Statement (the "Selling Shareholders"). The Common Stock has been or will be issued to the Selling Shareholders in accordance with the terms of (a) a Securities Purchase Agreement dated as of November 18, 2003 between certain of the Selling Shareholders and the Company (the "Securities Purchase Agreement"), (b) warrants (all warrants issued pursuant to (b) (c) and (d) of this paragraph shall hereinafter be referred to as the "Warrants") issued to the Selling Shareholders under the terms of the Securities Purchase Agreement, (c) warrants issued to Rockwood, Inc. ("Rockwood"), as part of its compensation for services rendered in connection with the Securities Purchase Agreement,
(d) warrants issued to Duncan Capital, LLC, an investment banking firm, in consideration for their advice in connection with the offering represented by the Securities Purchase Agreement described  in  (a)  above, and (e) warrants issued  to  Strategic



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Pacific CMA, Inc.
Attention: Board of Directors
December 15, 2003
Page -2-


Growth International, Inc. ("SGI") in consideration for future public relations services to be performed by Strategic for the Company.

      In connection with this option, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the By-laws of the Company, (c) the Securities Purchase Agreement, (d) the Warrants, and (e) the Registration Statement.

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts materials to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock issued or to be issued to the
Selling   Shareholders  pursuant  to  the   Securities   Purchase
Agreement or the Warrants are or, when issued in accordance with the terms of the ``Securities Purchase Agreement or the Warrants, as the case may be, will be, validity issued, fully paid, and non-assessable.

     Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

     This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. This opinion is not to be furnished, quoted, or referenced to anyone else, including any governmental agency, without the prior written consent of this firm. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of opinions provided herein. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any


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Pacific CMA, Inc.
Attention: Board of Directors
December 15, 2003
Page -3-

written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                               Very truly yours,

                               GUSRAE, KAPLAN & BRUNO, PLLC


                               s/s  Gusrae, Kaplan & Bruno, PLLC


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